  Exhibit 99.1
MabVax Therapeutics Receives Nasdaq Notification Due to Late Form 10-Q

San Diego, CA, May 24, 2018 – MabVax Therapeutics Holdings, Inc. (Nasdaq: MBVX), a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the development of antibody-based products to address unmet medical needs in the treatment of cancer, announced today that, as expected, the Company received notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires the timely filing of periodic reports with the U.S. Securities and Exchange Commission. The notice was sent as a result of the delay in the filing of the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2018 (the “Form 10-Q”). The notice has no immediate effect on the listing of the Company's common stock on Nasdaq.

In accordance with the Nasdaq Listing Rules, the Company has been provided a period of 60 days from the date of the notice to either file the Form 10-Q or to submit a plan to regain compliance with the Rule for the Staff’s review. If a plan is submitted and accepted, the Company could be granted up to 180 days from the Form 10-Q’s due date, or until November 12, 2018, to regain compliance.

While MabVax is exercising efforts to maintain the listing of our common stock on The Nasdaq Capital Market and efforts to enable filing of the Form 10-Q, there can be no assurance that the Company will complete a plan in a timely manner, if at all, or that Nasdaq will accept any plan or that if a plan is accepted, Nasdaq will grant the Company any grace period in which to comply with the Rule. There can also be no assurance that the Company will again be in a position to file the Form 10-Q or any other periodic Exchange Act report.

About MabVax:

MabVax Therapeutics Holdings, Inc. is a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the rapid translation into clinical development of products to address unmet medical needs in the treatment of cancer. Our antibody MVT-5873, is a fully human IgG1 monoclonal antibody (mAb) that targets sialyl Lewis A (sLea), an epitope on CA19-9, and is currently in Phase 1 clinical trials as a therapeutic agent for patients with pancreatic cancer and other CA19-9 positive tumors. CA19-9 is expressed in over 90% of pancreatic cancers and in other diseases including small cell lung and GI cancers. CA19-9 plays an important role in tumor adhesion and metastasis, and is a marker of an aggressive cancer phenotype. CA19-9 serum levels are considered a valuable adjunct in the diagnosis, prognosis and treatment monitoring of pancreatic cancer. With our collaborators including Memorial Sloan Kettering Cancer Center, Rockefeller University, Sarah Cannon Research Institute, Honor Health and Imaging Endpoints, we have treated more than 56 patients with either our therapeutic antibody designated as MVT-5873 or our PET imaging diagnostic product designated as MVT-2163 in Phase 1 clinical studies, and demonstrated early safety, specificity for the target and a potential efficacy signal. Patient dosing has commenced for our lead development program in Phase 1 clinical study of the Company's radioimmunotherapy product MVT-1075. For additional information, please visit the Company's website, www.mabvax.com.

Forward Looking Statements:

This press release contains "forward-looking statements" regarding matters that are not historical facts, including statements relating to the ability of the Company to timely file its periodic Exchange Act reports and the ability of the Company to regain and maintain compliance with Nasdaq continued listing requirements. We have no assurance that we will present a plan acceptable to the staff of the Nasdaq or that we will be granted any additional grace period. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "could," "plans," "expects," "will," "potential," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-K for the fiscal year ended December 31, 2017 and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

MabVax Investor Contact:

Email: MabVaxIR@mabvax.com
Phone: 833-208-6789

Media Contact:

Russo Partners LLC
Phone: 212-845-4272
Email: travis.kruse@russopartnersllc.com